L E A S E


        THIS AGREEMENT, made and entered into this 22nd day of November, 1960, by and between the PORT OF KALAMA, a municipal corporation organized under the laws of the State of Washington, hereinafter referred to as "The Port," and NORTH PACIFIC GRAIN GROWERS, INC., an Oregon corporation, hereinafter referred to as "The Company,"

        W I T N E S S E T H :

        The Port is the sole owner of and, in consideration of the premises and of the rental to be paid by the Company, hereby leases to the Company the following described property situated in the County of Cowlitz, State of Washington, to-wit:

Beginning at a point that is North 292.42 ft. and West 1221.02 ft. from the corner that is common to Sections 20-21-28-29, Township 6 North, Range 1 West, W.M., said point being on the Northerly right of way line of the Toteff Road; thence North 27 deg. 38 min. West 1460.00 ft.; thence North 34 deg. 36 min. West
934.63 ft.; thence North 89 deg. 26 min. West 425 ft. more or less to the bank of the Columbia River; thence Southeasterly along said bank of the Columbia River to a point that is South 82 deg. 22 min. West 580 ft. more or less from the point of beginning; thence North 82 deg. 22 min. East 580 ft. more or less to the point of beginning. Containing 30 acres more or less, situate in Cowlitz County, Washington. ALSO second class tidelands abutting above described tract. RESERVING to the Port, its successors and assigns, the right and privilege to construct, maintain, repair, and use a public roadway over and across a strip of land along the westerly side of the above premises adjacent to the Columbia River and on top of the dike and extending from the North to the South boundary of said premises and being of the width required by Cowlitz County for road purposes. TOGETHER WITH that certain grain elevator, including the additions thereto erected in accordance with the plans and specifications prepared by Marshall, Barr & Associates, Port Engineers, approved by the Port and the Company, the location of said grain elevator being more particularly shown on the plat marked "Exhibit A," attached hereto and by reference made a part of said agreement, together with all appurtenances thereunto belonging, including all buildings, sheds, ramps, runways, marine leg, office buildings, shipping galleries, dock and other structures used exclusively or primarily in connection with the operation of said elevator, and all machinery, appliances and equipment then located therein, hereinafter sometimes called the Grain Elevator.

        IT IS AGREED BETWEEN THE PARTIES HERETO as follows:

        1. Port to build: The Port agrees, with all due diligence, to proceed with and complete the work of constructing storage facilities for the storing and handling of approximately 3,000,000 bushels of grain on the parcel of land enclosed in red lines on the blueprint attached, marked Exhibit A, and the installation therein of the necessary machinery and equipment, all in accordance with the plans and specifications therefor prepared by Marshall, Barr & Associates, Port engineers, and approved by the parties hereto. The Port will require the contractor or contractors constructing the grain elevator to post performance bonds up to 100% of their respective contracts. This lease shall be binding upon the parties hereto and effective from the date of execution thereof.

        2. Term of lease: The term of this lease shall commence on the "completion date" and shall terminate, unless the same shall be sooner terminated or extended pursuant to any provision hereof, thirty (30) years after the "completion date," which shall be the date on which the storage facilities to be erected and the equipment and machinery to be installed therein, as required by and in accordance with the plans and specifications hereinabove in Paragraph 1 referred to, are completed and the same shall be ready for use and operation, which date shall be fixed by a certificate from the Port engineers to the effect that the construction and installation thereof have been completed in accordance with the plans and specifications thereof, and are ready for use and operation.

        3. Rental: The Company shall pay to the Port rental for the grain elevator at the times and in the amounts set forth in the payment schedule in Exhibit B which is attached hereto and made a part hereof, but the first payment of rental shall not be later than November 10, 1962. Any balance in the "Port of Kalama 1960 Construction Fund" transferred to the Bond Redemption Fund, shall be credited against the first rental payments due under Schedule B.

        IT IS AGREED that upon completion of the rental payments provided in Exhibit B no further rental shall be due or required to be paid by the Company during the original term of this lease.

        While there are revenue bonds outstanding for which payment has not been made to the County Treasurer of Cowlitz County, rental payments shall be made regardless of the extent, nature or scope of the use of the grain elevator during the term of the lease and regardless of any other happening or contingency whatsoever, including any default on the part of the Port, except as herein otherwise expressly provided in Sections 6 and 9, and such rental payments shall continue to be paid as provided in Exhibit B until the rental has been paid in full, except as otherwise expressly provided in Sections 6 and 9 hereof. Lessee's covenant to pay such rent shall be deemed for all purposes to be an independent covenant, provided, however, that if it shall be determined by a court of last resort having competent jurisdiction that the Company has been unlawfully or wrongfully evicted from the possession of the premises by the Port, or evicted by any other party having paramount title, the provisions of this paragraph shall not be applicable.

        The Port agrees, that upon the written request of the Company it will consider the issue of refunding bonds, and if the Port in the exercise of its sole discretion deems such action advisable it will take such action as may be necessary to authorize and issue refunding revenue bonds for the purpose of paying off the outstanding original revenue bonds, which were used to provide the funds for the construction of the Grain Elevator (hereinafter sometimes referred to as revenue bonds or outstanding revenue bonds), all in accordance with the laws of the State of Washington authorizing the issuance of refunding revenue bond issues. All expenses incurred by the Port shall be included as a part of the principal sum of the refunding issue. If, at the time refunding revenue bonds are issued and such issue involves different payments to service the same than the payments set forth in Exhibit B, such different schedule of payments shall constitute the rental which the Company agrees to pay for the use of the Grain Elevator and shall at such time be substituted for the payments set forth in Exhibit B attached hereto.

        4. Maintenance: The Company further agrees that, as part of the consideration for this lease, it will, at its own cost and expense, maintain said elevator, its equipment and appurtenances, all buildings, docks, dolphins, ramps, railroads, runways, roads, water and electric systems, and all other structures used exclusively or primarily in connection with the operation of the elevator, in good operating condition and repair; provided, however, that if the Port or any tenants or licensee of the Port uses such roads, docks, ramps, railroad, runways, water or electric system or systems, the Port, its tenants and such licensee, as a condition of the use thereof, shall be required to pay its fair share of the maintenance thereof proportionate to use. The Company shall not be required to make any repairs or replacements made necessary by reason of defect in workmanship or material in the original construction of the Grain Elevator, and which is within the liability of the construction contract. It is the intention of these parties that, while it is the obligation of the Company to provide, at its expense, for all repair and maintenance of the Grain Elevator, the Company shall have the benefit of any right of action for defects in original construction which may accrue to the Port and, in the event of any disagreement between these parties as to whether the Port in fact has a cause of action against the contractor pursuant to the construction contract, then the Port shall, upon the demand of the Company, assign such alleged cause of action to the Company, or at the option of the Company make demand on the construction company to make the necessary repairs, or maintain such cause of action for the use and benefit of, and at the sole expense of the Company, and all attorneys' fees and costs shall be paid by the Company, the Company to be in charge of such litigation, if any.

        5. Insurance: The Company agrees, from and after completion date until the termination of this lease, to keep all of the property herein leased insured against the following risks:

            (1) Loss or damage by fire, explosion, tornado, and other casualties usually insured against in the ordinary course of business, in an amount equal to not less than 90% of the full insurable value thereof;

            (2) Use and occupancy in amount of $250,000.00;

            (3) Public liability in amount of $100,000.00 - $300,000.00;

            (4) War risks to the extent such insurance is or becomes available at cost deemed reasonable by Company.

        All policies of insurance provided for in sub-paragraphs (1) and (4) hereof shall provide that any loss thereunder shall be payable to Cowlitz County Treasurer, Kelso, Washington, as Treasurer for the Port, for disposition as provided herein and shall contain such other and additional clauses as may be required under the terms of the loan made to the Port in connection with said revenue bond issue. The Company agrees to deliver to Cowlitz County Treasurer from time to time such policies of insurance, or certificates by the insurance company issuing the same, evidencing that such insurance is in effect, and renewal policies or certificates evidencing the renewal thereof shall be delivered to such Treasurer by the Company not less than twenty (20) days prior to the expiration of such policy or policies, so that such Treasurer may at all times be satisfied that such insurance is in full force and effect. In case of the failure of the Company, at any time, to procure and maintain such insurance, or to renew the same, the Port may obtain and maintain such insurance, and shall be entitled to such reimbursement of any premiums paid by it therefor from the Company. It is understood that after said revenue bond issue shall have been paid off the insurance policies shall provide for the loss thereunder to be payable to the Port, and said policies shall be held by the Port. The policy of insurance provided for in sub-paragraph (2) hereof shall be payable to the Company, provided, however, that the Company shall, at all times, keep on file and deposit with the Trustee a certificate of insurance certifying that such insurance is in fact in full force and effect.

        Should the Company exercise its option or options for an extension of the term of this lease from and after the first thirty-five (35) years as provided for hereinafter, the Port shall, during such extended term, provide, at its expense, the insurance described in sub-paragraphs (1) and (4) hereof; provided, however, that such obligation of the Port shall be limited to the extent that the Port receives rental payments during such extended period of this lease, and if such rental payments are not in fact received by the Port for the reason that the Company is entitled to an abatement of rental because of the repair or reconstruction of the facility or for an interest credit as provided for in this lease, then it shall be the obligation of the Company to provide such insurance at its expense.

        6. Casualty: In case the entire grain elevator, or any part thereof, is at any time damaged or destroyed by fire, explosion, tornado, earthquake, flood, or other casualty, then the same shall be restored or rebuilt, or not restored, or rebuilt in accordance with the following provisions:

        (a) If the insurance proceeds payable as a result of loss or damage are sufficient for the purpose, the Port shall, at its own expense, and with due diligence, restore the said grain elevator to as good a condition as the same was in immediately prior to such injury or damage, or the Port shall, in lieu of such restoration, if requested in writing by the Company, rebuild a generally similar facility with like or additional capacity.

        (b) If the insurance proceeds are inadequate to cover the cost of restoration, or the rebuilding of a generally similar facility of at least equal capacity, then there shall be the following alternate elections:

            (1) The Company, may, within 60 days from the date of such damage or destruction, notify the Port of its election to pay a sum of money which, together with all available insurance proceeds, if any, and the deposit for the benefit of the bondholders, shall be sufficient to pay and discharge all outstanding revenue bonds with interest accrued thereon to earliest date of payment as provided in said bond issue, which payment shall be made within 90 days from the date of such damage or destruction, and upon the making of such payment by the Company, this lease shall cease and terminate. In the event of such election or the election provided in (b) (2) hereof the Port shall direct the County Treasurer of Cowlitz County to use so much as may be necessary of such insurance proceeds for redemption of such bonds.

            (2) The Company may within 60 days from the date of such damage or destruction, elect to continue to pay rental as provided in Paragraph 3 until the total of such rental payments plus the deposit made for the benefit of the holders of the revenue bonds, plus insurance proceeds, if any, is sufficient to retire all outstanding bonds and interest thereon according to their terms. When such bonds have been paid, then this lease shall terminate.

            (3) If the Company does not make either of the elections provided for in sub-paragraphs (1) or (2) hereof within 60 days of such damage or destruction, which election shall be made by giving notice as provided in Paragraph 14 hereof, then the Port shall, with due diligence, and at its own expense to the extent that insurance proceeds are available for such purpose, repair or restore said grain elevator so far as possible to the same condition as the same was in prior to such damage or destruction, or the Port shall, in lieu of such restoration or repair, and upon written request of the Company, rebuild or construct a workable facility for handling grain with such capacity as may be agreed upon by both parties.

        If the parties agree that there shall be expended on the cost of restoration or for rebuilding more than the insurance proceeds recovered, the Company shall then provide the necessary funds for such restoration or rebuilding, in which event it shall be reimbursed therefor as provided in sub-paragraph (c) (1), or by mutual agreement and subject to the terms of the original revenue bond issue, if there be bonds outstanding, the parties may agree to the Port refunding such issue, or if there be no bonds outstanding, the Port may provide for a new bond issue, and thus provide the necessary funds for such restoration or rebuilding, and in such case, the rental payments shall be made by the Company to service the refunding bond issue as provided in the last sub-paragraph of Paragraph 3, hereof, or to service a new bond issue as the case may be.

        (c) If the insurance proceeds exceed the cost of restoration or rebuilding, the excess shall be credited on rental which is payable hereunder in accordance with Paragraph 3, and if such rental has been paid in full, such excess shall be paid to the Company up to the fair market value of the unexpired portion of the 5 year term following the original 30 year term of this lease.

            (1) If the insurance proceeds are insufficient to pay the cost of such restoration or rebuilding, or if there are no insurance proceeds, and the Company advances the funds necessary therefor, it shall be entitled to a credit on future rental for the period after the first 35 years of the term of this lease, equal to the difference between the cost of restoration or rebuilding, and the insurance proceeds, if any, plus interest at the rate of 4% per annum on the amount of such difference from the date of payment thereof to completion of reimbursement.

            (2) In the event that it is determined not to restore or rebuild the grain elevator or a generally similar structure, then the Port shall direct the Cowlitz County Treasurer to use the insurance proceeds to pay and retire the outstanding revenue bonds, if any, in accordance with their terms and the excess, if any, of such insurance proceeds over the amount necessary to retire said outstanding revenue bonds or all of such proceeds if there be no such outstanding revenue bonds, shall be paid to the Company up to an amount equal to the fair market value of the unexpired 5 year term following the original 30 year term of this lease and the balance, if any, of such insurance proceeds shall be retained by the Port, and upon such payment this lease shall terminate.

            (3) The fair market value of the unexpired part of said five (5) year term shall be based upon an annual net rental equal to five (5%) per cent of the value of the land covered by this lease as of the date thereof plus the value of the improvements thereon at cost depreciated at the rate of two per cent (2%) per year to date of casualty, and the value of the dollar shall be adjusted to the value of the dollar as of the beginning of the calendar year in which the casualty took place as measured by the United States Bureau of Labor Index, or if there be no such index, then as measured by acceptable standards.

        (d) If the operation of the grain elevator is substantially interfered with during any period of repair or restoration by reason of any damage or injury, whether such repair or restoration be by the Port or the Company, the Company shall continue to pay the rental falling due during such period; however, in such case, the term of this lease shall be further extended by a period equal to the period during which the operation of the grain elevator is so substantially interfered with. During such extended period, the Company shall not be required to pay any rental. Such extension of the lease term due to substantial interference with the operation of the elevator plant shall be in addition to the extension provided for in case of advances by the Company and also in addition to any and all other extensions under or pursuant to any extension contained in this lease. Provided, however, that should the revenue bonds mentioned herein be paid and discharged in full prior to such period of substantial interference, then the rental shall be abated during such period of substantial interference and the term hereof shall be extended for a period of time equal in duration to such period of substantial interference and the Company shall pay during such extended period the rental which was abated during the period of substantial interference.

        (e) In the event the Port fails to commence restoration as required by sub-paragraph (2) within 60 days, the Company may proceed to restore or repair said grain elevator, or rebuild a grain handling facility, and in such event, shall be entitled to receive and the Cowlitz County Treasurer shall pay to the Company all insurance proceeds which are collected as a result of damage or destruction of all or part of the grain elevator, for use in such restoration, repair or rebuilding.

        (f) If the Company gives notice of the exercise of any of the options authorized in this section seeking to terminate the lease and if there be insufficient money to pay interest, premiums, if any, and principal of all the revenue bonds outstanding to the date when they may be first redeemed, the lease shall remain in effect and the Company shall continue to pay rental until such rental, plus other funds in the hands of the treasurer are sufficient to make up such deficiency.

        7. Maximum term of lease: It is expressly understood and agreed that in no event shall the term of this lease be extended, under or pursuant to any provision of this lease and irrespective as to the number of such extensions or the number of provisions herein granting the same, to a date more than fifty
(50) years from the commencement of the term of the lease, provided that, if there is a change in state law allowing a Port to make or extend a lease for more than fifty (50) years, upon such law becoming effective, the maximum term shall be as provided in such law.

        8. Bond: The Port shall accept and the Company will furnish a bond within thirty days after the execution of this lease, but not later than the time the revenue bonds are delivered to the purchasers thereof, conditioned to perform the terms of the lease for five years from the commencement of the term hereof, and another like bond shall be delivered to the Port by the Company within two years and not less than one year prior to the expiration of the period covered by the existing bond, covering an additional five years and so on until the end of the term (unless the remainder of the unexpired term is less than five years, and in such case for the full remainder) so that there will always be in force a bond securing the performance of the lease. The penalty in the bonds to secure performance of the lease shall be the rental for one-half of the period covered by each such bond. No bond shall be construed to secure the furnishing of any other bond. The Company shall furnish the surety sufficient collateral for such bond and for all subsequent bonds to assure that the surety will issue subsequent lease performance bonds as required herein. The Company shall furnish the Port evidence of such collateral having been deposited with the surety. Collateral shall remain on deposit until the issuance of the last bond required under the provisions of this lease.

        9. Provisions in event of seizure, eminent domain, et al.:

        (a) In the event that the leased property shall be seized, confiscated, or the evacuation thereof required by any civil or military authority of the United States, or if such property shall be seized or captured by any foreign power, or if the same be taken under the right of eminent domain, the rights of the parties shall be as follows:

            (1) If there are any revenue bonds outstanding for which payment has not been provided, this lease shall continue in effect and rental shall be paid as provided in Exhibit B until such bonds have been paid in full, provided that any compensation received by or paid to the Port by any government, federal, state or local, or any agency or subdivision thereof, or by any person, firm or corporation for or on account of any such seizure, confiscation, evacuation or for any taking by eminent domain, shall be applied by the Port to the payment of any such outstanding revenue bonds, and if such compensation exceeds the amount so required, such excess shall be paid by the Port to the Company to the extent of the fair market value of the rental for the unexpired 5 year term following the original 30 year term of this lease, as such fair market value is defined in Paragraph 6 of this lease. Upon payment of the balance of the outstanding revenue bonds, according to the terms of their issue, the payment to the Company of any prepaid rental and the fair market value of such 5 year term (only to the extent of funds available from such award), this lease and all future rights and obligations thereunder shall immediately cease and terminate except the right of reinstatement set forth below.

            (2) In the event payment has been provided for all revenue bonds outstanding, this lease and all future rights and obligations thereunder shall immediately cease and terminate, except the right of reinstatement set forth below, and except for the obligation of the Port to make payment to the Company as herein provided. If the Company shall have paid any rental for any period beyond such date of termination, the Port agrees to repay promptly to the Company the amount of such prepaid rental. Any compensation as described in sub-paragraph (1) above shall be the property of the Port provided that the Port shall pay the Company from the sum recovered an amount equal to the fair market value of the rental for the unexpired 5 year term following the original 30 year term of this lease, as such fair market value is defined in Paragraph 6 of this lease.

        (b) The Port will not agree to accept any award of compensation as the term is used in sub-paragraph (a) (1) above in an amount less than the amount it is obligated to pay the Company for the unexpired 5 year term heretofore referred to, prepaid rental, if any, and in the event revenue bonds are outstanding, the amount of such revenue bonds outstanding, without the consent in writing of the Company, and in the event litigation is required to obtain such compensation, the Company shall have the option to participate in such litigation at its own expense, such participation to be in the name of the Port if the Company so requests.

        (c) It is further agreed, however, that upon the return of such property to the Port in a usable condition, the Company shall have the right, at its option, to reinstate the lease for a period of time equal to the unexpired term of the lease at the time the leased property was seized, confiscated, evacuated, or taken by right of eminent domain, and if the Company has not received the fair market value of the 5 year term provided by Section 13 (a), then plus the option for such 5 year term and the right to options provided in 13 (b) or (c), subject to the terms and conditions as to rental or otherwise herein contained for such balance of the term, and for such optional periods.

        10. Provision for payment in event insurance rate is increased because of erection of building by Port: The Port agrees that if, by reason of the erection of any building or improvement by the Port or any other tenant of the Port, or the use thereof, on any part of its property in proximity to the elevator plant, the insurance rate on the property herein leased, or the contents thereof, is increased, it will pay to the Company the amount of any additional premium caused by such increase in rate.

        11. Additional installations: It is further understood and agreed that the Company shall have the right, at its own expense, and at such time as it may determine, to build one or more car dumps at or near the grain elevator, and in such case, it may at the termination of this lease remove the machinery thereof, provided it shall, if requested by the Port, restore the premises to substantially the condition in which they were prior thereto. The Company may also, at its own expense, at any time or from time to time, build additional storage space adjoining the grain elevator of such type and capacity as it may desire. The Company may also, at any time and from time to time, at its own expense, make or construct such other additions to or improvements in and about the grain elevator and its appurtenances, whether structural or otherwise, and install such additional machinery, equipment, and facilities therein as it may consider proper or advisable in and about the use and operation of said plant; provided, however, that nothing shall be done by the Company in any way affecting any structural part or portion of the improvements specifically provided to be made by the Port in paragraph 1 hereof without the written consent of the Port. It is understood that any structural improvements and additions shall become the property of the Port and shall not be removed at the termination of this lease.

        The company shall have the right to drill such well or wells upon the premises under lease, as it may require to supply water for its use at any time and from time to time during the period of this lease or any extension thereof, and may install such pumping or other equipment as it may deem advisable. The Company shall obtain permit for drilling such well or wells from the appropriate State authority for the protection of the parties to this lease, and at the end of the term and all extensions thereof shall assign its interest in such permit to the Port.

        It is further understood that the Company may, at the expiration of this lease or any extension or renewal hereof remove from said premises any fixtures and equipment, which were not installed as replacement fixtures and equipment for original fixtures and equipment, installed by the Company at its expense, and any structural damage to the grain elevator resulting from or connected with such removal shall be repaired by the Company at its expense. Provided, however, that the Port shall have the option, at its election, to purchase such fixtures and equipment at the fair market value thereof, less the cost of any structural repair which would be required if the same were removed from the premises by the Company. The Company shall notify the Port, in writing, of the installation of any such fixtures and equipment and the purchase price thereof, all within thirty (30) days of the date of installation thereof. The Company may, but shall not be required to maintain insurance on such items of machinery or equipment, other than replacement of original installation by the Port, either by separate policies or by including the same in policies obtained pursuant to Paragraph 5 hereof. As to such items of machinery and equipment, loss under such policies shall be made payable exclusively to the Company, and the Company shall be entitled to collect and retain the proceeds thereof.

        12. Notice of termination: It is further agreed that the Port will not terminate this lease nor the Company's right to possession of the demised property, by reason of any default hereunder, unless written notice of any such default shall have been given by the Port to the Company, and such default shall have continued for a period of not less than thirty (30) days after receipt of such notice of default by the Company; provided, however, that this lease may not be terminated until the outstanding revenue bonds have been redeemed and retired, or adequate provision made for the redemption and retirement thereof.

        13. Provisions for optional extensions: It is further expressly understood and agreed by and between the parties hereto and as a special inducement to the Company in entering into this lease that the Company shall have and it is hereby granted the right and option to extend the terms of this lease as follows:

        (a) For a period of five (5) years at an annual rental of One Hundred Dollars ($100.00) per year. This option is given in consideration of the Company having spent substantial sums in site location and preliminary work and in consideration of the Company having made and provided for the deposit of $380,000.00 for security for the payment of said revenue bonds.

        (b) For three (3) successive five (5) year terms, the first of which shall commence at the expiration of the five (5) year term provided for in sub-paragraph (a) hereof; provided that, if, in accordance with Paragraph 6 (d) of this lease, the Company is entitled to any extension of term because of loss of use due to damage or destruction, and repair or restoration during such period, the first term of extension under (b) shall begin at the end of such extension. Each such five (5) year period shall be subject to the requirements for notice as hereinafter set forth. The annual rental for the extensions provided for in this paragraph shall be a sum equal to 5% of the fair market value of the grain elevator as established at a date thirty-five (35) years from the date hereof in accordance with the formula for establishing fair market value as set forth in Paragraph 6 (c) (3) hereof, or

        (c) For a term of fifteen (15) years commencing at the expiration of the extension provided for in sub-paragraph (a) hereof and the annual rental during such fifteen (15) year period shall be computed as set forth in sub-paragraph
(b) hereof.

        The Company, if it elects to exercise the options granted herein, shall notify the Port, in writing, of its intention so to do at least thirty (30) days prior to the expiration of the then existing term. Such notice shall be given in the form and manner provided in Paragraph 14 hereof.

        The Company's right to exercise any of the options provided for in this section shall be conditioned upon the full and faithful performance of all the terms and conditions of the lease including the full payment of all rentals due and payable hereunder, and which may have accrued prior to and at the time of the exercise of either of such options by the Company.

        It is understood and agreed by and between the Port and the Company that the estimated life of the grain elevator is in excess of fifty (50) years and that the grain elevator has an estimated useful life in excess of the term of this lease and the extensions hereinbefore provided for, returning to the Port at the conclusion of this lease a valuable asset. This agreement and determination is based upon the appraisal of engineering experts that the life of the facilities to be constructed with monies received from the sale of revenue bonds by the Port is in excess of fifty (50) years.

        14. Notices: In every case whereunder any of the provisions of this lease, or in the opinion of either the Port or the Company or otherwise, it shall or may become necessary or desirable to make, give or serve any declaration, demand, or notice of any kind or character for any purpose whatsoever, it shall be sufficient to deliver either (1) the same or a copy thereof, in person, to the President or Secretary of the Port Commission of the Port of Kalama, if given by the Company, or to the President or Vice-President of the Company, if given by the Port, or (2) mail the same or a copy thereof, by registered mail, postage prepaid, addressed to the other party, to such address as may have theretofore been designated in writing by such party, by notice served in the manner herein provided, and until such other address shall have been so designated the address of the Port for the purpose of mailing such notices shall be: Port of Kalama, Kalama, Washington, and the address of the Company shall be: North Pacific Grain Growers, Inc., Lewis Building, Portland 4, Oregon.

        All such declarations, demands, or notices are required to be in writing. Service of any such written declaration, demand, or notice in either of the rules above provided, shall be sufficient and effectual for all purposes and no other or further declaration, demand, or notice or method or manner of giving, service, or delivering the same shall be required.

        15. Elevator to be licensed for public grain storage: In order to serve the general needs and purposes of the Port, the Company covenants and agrees to operate the grain elevator at all times during the term of this lease as a public grain terminal warehouse under the provisions of Chapter 22.08, Revised Code of Washington, and under the provisions of any and all other statutes of the State of Washington relating to public warehouses which may be applicable to such facility.

        16. Right to use of spur tracks, dock, and moorage facilities: The Port reserves the right to use the spur railroad tracks to be constructed on the leased premises and to construct a switch therein for the purpose of furnishing railroad service to other property of the Port; provided, however, that the use of such spur shall be conducted in a manner which will not interfere with the use thereof by the Company and with all spotting of cars to be done off the switch, the switch and spur to be kept clear of standing cars. The Port shall be obligated to bear its proportionate share of the maintenance of such railroad spur tracks based on the relative number of cars handled by it as compared to that handled by the Company. In order to serve the general needs and purposes of the Port, it reserves the right to use any portion of the dock and moorage facilities which at that time the Company may not be using in connection with its operations; provided, however, that no such use by the Port shall be made at a time or in a manner as to interfere with the prior rights of the Company hereby granted, and to the extent of such use the Port will pay its fair share of the maintenance of said dock and moorage facilities.

        17. Easements: The Port hereby grants to the Company easements over other Port property to continue contemporaneously with the term of this lease to occupy and use such rights of way as are necessary or convenient for the construction, maintenance, and operation of the grain elevator, and of pole lines or underground lines for the transmission of electric current or pipelines for water, oil, or gas across all of the property of the Port adjacent to the grain elevator, at such convenient locations as may be mutually agreed upon. Such easements shall be used in a manner so as not to interfere with the use or development of such other Port property, and the Port reserves the right, at its expense, to relocate the utilities and transmission lines constructed over, upon and through such other property of the Port. The Port reserves the right to construct or have constructed, use, operate, maintain, repair, and replace pole lines for the transmission of electric current or underground lines for water, oil, or gas, over, across, and through the property leased to the Company; that the same shall be used or done in a manner so as not to interfere with the use of said premises by the Company, and the location of the same shall be subject to agreement by the Company.

        18. Dock and switching charges: It is further understood and agreed that the Port may, at its option, elect to levy and collect reasonable ship's service charge for the mooring of any and all vessels at the dock to be constructed in connection with the grain elevator and may elect to levy and collect other and further reasonable charges for the mooring, loading, and unloading of any and all vessels but not in excess of such charges as may be levied and collected by other Ports on the Columbia River having elevator plants and dock facilities, but the Port will not make or allow any use of such dock if it in any manner will interfere with Company's use thereof. Provided, however, that no such charges, in excess of actual expenses of the Port, shall be made for vessels owned, chartered, or leased by the Company. The Port may, at its option, elect to levy and collect reasonable charges from the railroad for railroad cars and engines crossing over and being upon any railroad spur or spurs constructed by and/or owned by the Port.

        19. Port to construct roads: The Port shall, at no expense to the Company, and not as an expense in the construction of the grain elevator, construct or cause to be constructed a road as shown on the attached Exhibit A as approved by the Port and the Company, as marked therein in red and designated "Road to be constructed by Port." When requested by the Company, the said road shall be brought to grade as provided in the Marshall, Barr & Associates specifications referred to on Page 2 of this lease, and as soon as reasonably convenient after request by the Company, ballast shall be installed thereon. Upon completion of the grain elevator, or at an earlier time if requested by the Company, asphalt type paving to a width of 20 feet shall be installed on said road. The said road and paving shall be constructed and built in accordance with the existing specifications of Cowlitz County, State of Washington, for the building of county roads, which specifications are by this reference incorporated herein as if set forth in full herein.

        20. County Treasurer: The Cowlitz County Treasurer, as Treasurer for the Port, shall receive all payments of rental made hereunder and all rental bonds, insurance policies and certificates of renewal thereof required to be furnished by the Company under the terms of this lease, and such payments of rental and delivery of such documents shall constitute payment and delivery to the Port.

        21. Reserve Account for benefit of bondholders:

        (a) The Company has made advances in payment of fees to Marshall, Barr & Associates for the preparation of plans and specifications, on account of the contract for piling and of other sums for the construction of improvements preliminary to the main construction contract of the grain elevator on which advances the Port has agreed to pay interest from the date of each such advance to the date of repayment at the rate of 4% per annum. It has been agreed between the parties that such advances shall be deducted from the proceeds of the sale of revenue bonds to be sold by the Port, and as and when such advances become payable $380,000.00 thereof, representing an amount equal to approximately one year's rental under the lease as shown in Schedule B, shall be deposited with the County Treasurer of Cowlitz County as Treasurer of the Port in a Reserve Account, sometimes herein referred to as a deposit fund, for the benefit of the bondholders. Any excess of advances as hereinabove mentioned, plus interest, which may be due to the Company from the Port over the amount to be deposited in the Reserve Account, shall be paid to the Company.

        The Port, at the written request of the Company, will cause the County Treasurer to purchase immediately such certificates, notes, bonds or other direct obligations of the United States of America, or any agency or instrumentality thereof, herein referred to as securities, and wherever practical such securities shall be registered in the name of the Port. For the purpose of the initial deposit such securities shall be valued at the purchase price thereof.

        The Reserve Account herein created is to provide additional security for the holders of the revenue bonds and shall be used and maintained as provided in this section of the lease.

        (b) The Company, may at any time, while the Reserve Account is in existence, request the Port to invest cash thereof in any of the specific securities described in (a) hereof, and may instruct the Port to sell securities at any time converting such securities to cash or to purchase other securities. At quarterly intervals the Port will give to the Company an itemized list of the assets making up the Reserve Account, and the receipts and disbursements thereof since the last report to the Company. The Company may request the Port to pay all interest received on the Reserve Account or any securities thereof to the Company at the time the Company makes payment of each installment of rental, and such payment shall be made if the Company is not in declared default in payment of rental.

        (c) The Port agrees to carry out promptly the instructions of the Company to buy or sell securities, but the Port shall not be liable for any market decline in securities, unless there is a delay of more than ten days from the date of receipt of written order to purchase or sell before such order is placed. All instructions herein provided shall be in writing.

        (d) In the event the Company fails to make any payment of rental as provided in Exhibit B and prior to payment under the lease performance bond, the Port may advance from the Reserve Account, and may sell such securities as may be necessary in order to make such payment, such amount as may be necessary to meet the interest payment, or interest and principal payment, according to the terms of said revenue bonds, and shall immediately give notice in writing to the Company of such payment. If and when the Company makes the payment of rental which was past due, the Port shall repay to the Reserve Account so much thereof as had been deducted therefrom for payment to the bondholders. In event of default in rental payments by the Company, advances may be made from the reserve account only in case of delay in payment under the lease performance bond, it being the intention of the parties that, in the event of such default, rental payments shall be made first from the proceeds of the lease performance bond and only upon the exhaustion thereof from the Reserve Account.

        (e) If the Company is in default of payment of rental for more than 20 days after written notice of such default is given to the Company, the Port shall call on the surety of the statutory bond provided for in Paragraph 8 of this lease to pay so much of the rental as is in default after applying to such rental all interest received on the Reserve Account or on securities thereof since the last payment therefrom to the Company. Payment by the surety will be deposited by the Port in the Reserve Account to the extent that any advance has been made therefrom to the bondholders.

        (f) If the Company exercises the option provided in Paragraph 6 (b) (1), and after making provision for the payment of the balance of the outstanding revenue bonds according to the terms thereof, any part of the Reserve Account which has not been used for such purpose, shall be paid promptly by the Port to the Company, and if part of such Reserve Account is in the form of securities, such securities shall be transferred to the Company, or at its request, shall be sold and the proceeds paid to the Company. The Company shall make written demand on the Port for such payment, transfer or sale of securities as the case may be.

        (g) Wherever provision is made in this lease for payment of all outstanding revenue bonds, the Reserve Account shall be used for that purpose provided there are sufficient other funds, which, together with the amount therein is sufficient to retire all bonds according to their terms.

        (h) If, after payment of all outstanding revenue bonds, either at their maturity or through refunding operations prior to maturity or otherwise, there remains any balance in the Reserve Account, such balance shall be paid and transferred to the Company.

        (i) In the event the surety on said statutory bond has made any payment to the Port, if there be any balance of said Reserve Account after the revenue bonds have been paid in full, or provision is made for such payment, and if said surety has not been reimbursed by the Company, or does not hold adequate collateral to cover its payment, said surety shall be subrogated to the rights of the Company in Reserve Account up to the extent of any unreimbursed payment which it has made.

        22. Financing of additional improvements by Port: If any additional improvements or facilities, other than as provided in Paragraph 1 hereof, are to be constructed by the Port for the Company upon land covered by this lease, and are to be financed by revenue bonds to be issued by the Port, it is agreed that such land may then be withdrawn from this lease, but without changing the rental payments set forth in Exhibit B, and provided further that such withdrawal would not affect substantially the improvements and facilities provided for in Paragraph 1 hereof. Such withdrawn land would then be the subject of a new lease to be entered into between the parties hereto.

        23. Right to assign or sub-let: This lease may be assigned or the premises herein described sub-let by the Company, but such assignment or sub-letting shall not relieve the Company from any obligations hereunder.

        24. Credit for advances not otherwise provided for: Should the Company make any advances required by this lease and for which provision has not been made elsewhere in this lease, it shall be entitled to interest thereon at the rate of 4% per annum from date of advance to completion of reimbursement, such reimbursement to be in the form of a credit on rental for the period after the first 35 years of the term of this lease, to the extent of such advances plus interest thereon as above provided.

        25. Payment from Construction Fund on approval by the Company: No payment shall be made from the Construction Fund which shall be set up from the Revenue Bond proceeds, without written approval of the Company, which approval shall not be unreasonably withheld.

        IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized officers, and their respective corporate seals to be hereto affixed this 22nd day of November, 1960.

                                PORT OF KALAMA, a municipal corporation


                                By: /s/ Otto E. Engelmann   President

        (SEAL)                  By: /s/ V. E. Stevens       Secretary


                                NORTH PACIFIC GRAIN GROWERS, INC.,
                                an Oregon corporation


                                By: /s/ Robert H. Tank      President

        (SEAL)                  By: /s/ W. S. Richards      Secretary



                       SEMI-ANNUAL LEASE RENTAL PAYMENTS


     Date of                                 Date of
     Payment              Amount             Payment                Amount
     -------              ------             -------                ------

November 10, 1962      $241,400.00       May 10, 1977          $  90,543.75
May 10, 1963            134,300.00       November 10, 1977       290,543.75
November 10, 1963       244,300.00       May 10, 1978             85,918.75
May 10, 1964            132,100.00       November 10, 1978       295,918.75
November 10, 1964       247,100.00       May 10, 1979             81,062.50
May 10, 1965            129,800.00       November 10, 1979       301,062.50
November 10, 1965       249,800.00       May 10, 1980             75,975.00
May 10, 1966            127,400.00       November 10, 1980       305,975.00
November 10, 1966       252,400.00       May 10, 1981             70,656.25
May 10, 1967            124,900.00       November 10, 1981       309,656.25
November 10, 1967       254,900.00       May 10, 1982             64,980.00
May 10, 1968            122,300.00       November 10, 1982       314,980.00
November 10, 1968       257,300.00       May 10, 1983             59,042.50
May 10, 1969            119,600.00       November 10, 1983       322,042.50
November 10, 1969       259,600.00       May 10, 1984             52,796.25
May 10, 1970            116,625.00       November 10, 1984       328,796.25
November 10, 1970       266,625.00       May 10, 1985             46,241.25
May 10, 1971            113,437.50       November 10, 1985       334,241.25
November 10, 1971       268,437.50       May 10, 1986             39,401.25
May 10, 1972            110,143.75       November 10, 1986       341,401.25
November 10, 1972       270,143.75       May 10, 1987             32,228.75
May 10, 1973            106,743.75       November 10, 1987       348,228.75
November 10, 1973       276,743.75       May 10, 1988             24,723.75
May 10, 1974            102,918.75       November 10, 1988       354,723.75
November 10, 1974       277,918.75       May 10, 1989             16,886.25
May 10, 1975             98,981.25       November 10, 1989       363,886.25
November 10, 1975       283,981.25       May 10, 1990              8,645.00
May 10, 1976             94,818.75       November 10, 1990       372,645.00
November 10, 1976       284,818.75


                                  EXHIBIT "B"

        All moneys remaining in the Construction Fund after payment of all costs of constructing the improvements provided for in the lease, and after payment of all costs incidental thereto, shall be transferred to the Bond Redemption Fund created by Resolution Number 503 of the Commission of the Port of Kalama, and shall be applied in payment of the first rentals due as set in the above schedule.


                                   AGREEMENT

        THIS AGREEMENT, made and entered into this 15th day of August, 1979, by and between the PORT OF KALAMA, a municipal corporation organized under the laws of the state of Washington, hereinafter referred to as "Port", and NORTH PACIFIC GRAIN GROWERS, INC., an Oregon corporation, hereinafter referred to as "Company".

        WHEREAS the parties hereto entered into a lease dated November 22, 1960, (hereinafter LEASE") for a term of 30 years from February 6, 1963, plus options, and thereafter by agreement dated August 11, 1976, and by letter dated July 5, 1966, modified lease. Copies of said modification are attached hereto as Exhibits A and B respectively and are by this reference incorporated herein.

        WHEREAS Company has made several modifications and improvements to the grain elevator constructed pursuant to LEASE, and

        WHEREAS Company is considering the construction and installation of further modifications and expansions of the grain elevators and associated equipment which substantially increase the value of the leased property, improve its operating efficiency, increase its potential to store and move grain and thereby attract cargo ships to the Port of Kalama which will increase Port's revenues.

        NOW, THEREFORE, in consideration of the premises and to induce Company to attempt to arrange for such further modifications and expansions and thereby improve opportunities for future increased revenue to Port, it is agreed as follows:

        1. PREVIOUS MODIFICATIONS RESCINDED: The agreement dated August 11, 1965, and the letter dated July 5, 1966, are hereby rescinded.

        2. ADDITIONAL OPTIONS: In addition to the options granted to Company under paragraph 13 of LEASE, Company shall have and it is hereby granted the right and option to lease the Property, as hereby modified or expanded, covered by LEASE for one or more of the three succeeding five-year terms following the last of the options exercised by Company under paragraph 13 of LEASE. The three option periods in this paragraph 2 cover the period from February 6, 2013, to February 5, 2028.

        3. ANNUAL RENTAL & FIVE YEAR ADJUSTMENTS:

           a. Annual rental for the option extensions provided in paragraph 13(b) of the LEASE and for the additional terms provided in paragraph 2 above shall be the sum of the following:

              (1) An amount which is computed by adjusting $78,500 (1963 dollars) to the then current value of the dollar as measured by the United States Bureau of Consumer Price Index (or, if there be no such index, then as measured by acceptable standards), as of the beginning of the calendar year in which the respective optional extensions provided in paragraph 13 (b) of the LEASE and paragraph 2 hereof. ($78,540.00 results from a maximum of 70% depreciation of the initial construction cost of the building which was $5,250,000.00. This product was then multiplied by 5%.), PLUS

              (2) 5% of the value of the real property being leased hereunder. This market value shall be determined by agreement between the parties and in the event they are unable to agree each shall appoint an appraiser who shall agree upon the value. In the event the appraisers unable to agree they shall appoint a third appraiser and the decision of the three appraisers shall be binding.

           b. After the first option period provided for in paragraph 13 (b) and for each option period thereafter, the rent shall be adjusted as follows:

              (1) The amount above-described in paragraph 3.a.(1) shall be adjusted to the value of the dollar as measured by the United States Bureau of Labor Consumer Price Index (or if there be no such index, then measured by acceptable standards), PLUS

              (2) The real property rental which shall be adjusted and computed pursuant to the procedure above described in paragraph 3.a.(2).

        4. RESCINDING OF 13.(c) LEASE: Paragraph 13.(c) of the November 22, 1960, lease is hereby rescinded by the parties.

        5. OTHER TERMS & CONDITIONS: Except as modified by this agreement, LEASE is incorporated herein and its provisions shall apply as if fully set forth.

        6. EXECUTION OF DOCUMENTS: Port and Company agree to execute such documents as reasonably necessary to carry out the intent of this agreement including amendments prepared by the Company to this agreement or a new lease so long as such amendments or new lease do not materially change the parties rights and liabilities under LEASE and this agreement. In the event that any provision of this agreement is in violation of the laws of the State of Washington or is deemed to constitute an act of default of the terms of the revenue bonds referred to in the LEASE and company is unable or unwilling to take such action as necessary to remedy such a violation or default the Port may, after 30 days written notice during which such action is not taken, declare this agreement, or such portion of this agreement as is necessary to remedy such a violation or default, as rescinded.

        IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized officers this 15th day of August, 1979.

                                        PORT OF KALAMA
                                        a municipal corporation


                                        By: /s/ Louis L. Rasmussen
                                            President


                                        By: /s/ Calvin L. Cox
                                            Secretary



                                        NORTH PACIFIC GRAIN GROWERS, INC.,
                                        an Oregon corporation


                                        By: /s/ Ronald Watkins
                                            President


                                        By: /s/ R. K. Bauer
                                            Secretary

STATE OF WASHINGTON   )
                      ) ss.
COUNTY OF COWLITZ     )

        On this 22nd day of August, 1979, before me personally appeared LOUIS RASMUSSEN and CALVIN COX, to me known to be the President and Secretary, respectively, of the Port Commission of the Port of Kalama, a municipal corporation, and the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand on the date first hereinabove written.


                                        /s/ Linda M. Durgeloh
                                        Notary Public in and for the State
                                        of Washington, residing at Kalama



STATE OF OREGON       )
                      ) ss.
COUNTY OF MULTNOMAH   )


        On this 17th day of August, 1979, before me personally appeared RONALD WATKINS and R. K. BAUER, to me known to be the President and Secretary, respectively, of the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand on the date first hereinabove written.


                                        /s/ Clinton M. Helvey
                                        Notary Public in and for the State of
                                        Oregon, Residing at Milwaukie, Oregon
                                        My Commission Expires Oct. 5, 1979



                                   AGREEMENT


        THIS AGREEMENT is made and entered into this ____ day of _______, 1985, by and between the PORT OF KALAMA, a municipal corporation organized under the laws of the State of Washington ("Port"), and NORTH PACIFIC GRAIN GROWERS, INC., a Oregon corporation ("Company").

        WHEREAS the parties hereto entered into a lease dated November 22, 1960, recorded under Auditor's File No. 526606, ("Lease") for a term of 30 years from February 6, 1963, plus options, and said agreement was modified by an agreement dated August 15, 1979; and

        WHEREAS, the Port has acquired interests in certain property the use of which will be beneficial to the Company; and

        WHEREAS, certain facilities and property which are currently leased to the Company are no longer used, useful or necessary to the Port or the Company in the operation of facilities described in the Lease;

        NOW, THEREFORE, in consideration of the mutual agreements and covenants below the parties agree as follows:

        1. Legal Description Modified. The legal description contained in the Lease is hereby modified, and the legal description of the property leased, together with appurtenances and improvements thereon, shall be as follows:

        A parcel of land in Government Lots 4 and 5 and in Jacob Ahles DLC No. 44 in Section 20, Township 6 North, Range 1 West, Willamette Meridian, Cowlitz County, Washington. Described as follows:

        Commencing at the Southeast corner of said Section 20;

        THENCE North 87 degrees 46' 44" West along the South line of Section 20 a distance of 599.0 feet to a point on the corner of the right of way of the Burlington Northern Railroad;

        THENCE North 25 degrees 28' 47" West along the corner of said right of way a distance of 396.31 feet to a point on the Easterly extension of the North line of Toteff Road;

        THENCE South 84 degrees 28' 00" West on said North line and its Easterly extension a distance of 207.02 feet to the true point of beginning;

        THENCE North 59 degrees 21' 02" West a distance of 125.34 feet;

        THENCE North 5 degrees 32' 00" West a distance of 13.15 feet;

        THENCE South 84 degrees 28' 00" West a distance of 17.98 feet;

        THENCE North 59 degrees 21' 02" West a distance of 132.79 feet;

        THENCE along the arc of a curve to the right whose radius point bears North 30 degrees 38' 58" East a distance of 558.00 feet and having a central angle of 32 degrees 42' 17" for an arc distance of 318.51 feet;

        THENCE North 28 degrees 47' 00" West a distance of 1927.79 feet to a point on the South line of the Virginia Chemical property;

        THENCE North 88 degrees 55' 59" West along said South line a distance of 590 feet more or less to the top of bank of the Columbia River;

        THENCE Southeasterly along said top of bank to a point on the North line of Toteff Road that bears South 84 degrees 28' 00" West a distance of
        822.68 feet from the true point of beginning;

        THENCE North 84 degrees 28' 00" East a distance of 822.68 feet along the North line of Toteff Road to the true point of beginning. Containing
        41.4 acres.

        Also that portion of tideland lots 5 and 6 as shown on the official plat of Kalama tidelands on file with the Commissioner of Public Lands in Olympia, Washington, adjacent to and abutting said property.

        Said property is depicted on a survey map recorded in Cowlitz County under Auditor's File No. 840905024, Book 6 of Surveys, Pages 243 and 244.

        2. Grant of rail easement. Pursuant to that certain right of way easement granted to the Port by Public Utility District No. 1 of Cowlitz County, Washington, and Public Utility District No. 1 of Clark County, Washington, dated October 21, 1980, and recorded June 24, 1982, as Auditor's File No. 820624001 in volume 939, page 554 of the records of Cowlitz County, Washington, the Port hereby grants to the Company during the term of the Lease and any options or extensions thereof the nonexclusive right to use the following described real property as a rail spur for access to its faility:

        A parcel of land in Government Lot 5 and the Robert Weldon DLC No. 37 in
        Section 20 and the Robert Weldon DLC No. 37 in Section 29, Township 6 North, Range 1 West of the Willamette Meridian, Cowlitz County, Washington bounded and described as follows:

        Beginning at the intersection of the Westerly right of way line of the Burlington Northern Railroad and the South line of said Section 20 which point bears North 87 degrees 46' 44" West a distance of 655.47 feet from the Southeast corner of Section 20.

        THENCE North 25 degrees 28' 47" West along said Westerly right of way line a distance of 62.96 feet;

        THENCE South 82 degrees 06' 43" West a distance of 27.39 feet to a point on the Westerly right of way line of Old Toteff Road;

        THENCE along an arc of a curve to the right whose radius point bears North 45 degrees 35' 26" East a distance of 210.98 feet and having a central angle of 19 degrees 03' 34" for an arc distance of 70.18 feet;

        THENCE North 25 degrees 21' 00" West a distance of 98.80 feet;

        THENCE along an arc of a curve to the left whose radius point bears South 64 degrees 39' 00" West a distance of 170.98 feet and having a central angle of 25 degrees 56' 49" for an arc distance of 77.43 feet;

        THENCE North 25 degrees 10' 18" West a distance of 69.44 feet;

        THENCE along an arc of a curve to the left whose radius point bears South 32 degrees 34' 54" West a distance of 210.98 feet and having a central angle of 27 degrees 02' 54" for an arc distance of 99.60 feet;

        THENCE South 84 degrees 28' 00" West a distance of 266.87 feet;

        THENCE along an arc of a curve to the right whose radius point bears South 11 degrees 13' 12" West a distance of 235.60 feet and having a central angle of 10 degrees 35' 45" for an arc distance of 43.57 feet;

        THENCE South 68 degrees 11' 03" East a distance of 189.75 feet;

        THENCE along an arc of a curve to the right whose radius point bears South 21 degrees 48' 57" West a distance of 544.96 feet and having a central angle of 21 degrees 58' 45" for an arc distance of 209.05 feet;

        THENCE South 46 degrees 12' 18" East a distance of 66.09 feet;

        THENCE South 41 degrees 04' 59" East a distance of 104.96 feet;

        THENCE South 52 degrees 42' 09" East a distance of 143.33 feet to a point on the Westerly right of way line of the Burlington Northern Railroad;

        THENCE North 25 degrees 28' 47" West along said right of way line a distance of 106.65 feet to the point of beginning. Containing 1.31 acres.

        Said property is depicted on a survey map recorded in Cowlitz County under Auditor's File No. 840905024, Book 6 of Surveys, Pages 243 and 244.

        3. Consideration. In consideration of the modified leased premises, the Company hereby agrees to pay to the Port the amount of $15,120.00. In consideration of the right to use the rail spur easement as described above, together with related transactions, the Company hereby agrees to pay to the Port the amount of $12,500.00. The sum of these two amounts ($27,620.00) shall be payable over a ten year period. The first payment (1/10th of the total) shall be due as of February 6, 1983, and annual payments shall be due and payable thereafter, in advance, on the 6th day of February of each year until paid. The amount due and payable shall be increased by 5 percent each year, as follows:

        1983   $2,762.00
        1984    2,900.10
        1985    3,045.11
        1986    3,197.36
        1987    3,357.23
        1988    3,525.09
        1989    3,701.34
        1990    3,886.41
        1991    4,080.73
        1992    4,285.10

        In addition to the payments hereinder, the Company shall pay any leasehold taxes and other taxes applicable concerning said payments.

        In addition, the Company agrees to pay to the Port, within 15 days, survey fees and attorneys' fees incurred in connection with the modifications and transactions described above.

        4. Other terms and conditions. Except as modified herein the original lease dated November 22, 1960, as amended by the agreement dated August 15, 1979, shall remain in full force and effect.

        5. Preservation of lease. In the even that any provision of this Agreement is in violation of the laws of the State of Washington or is deemed to constitute an act of default of the terms of the revenue bonds referred to in the Lease, and the Port or the Company is unable or unwilling to take such action as necessary to remedy such a violation or default, the Port or the Company may, after 30 days' written notice during which such action is not taken, declare this Agreement, or such portion of this Agreement as is necessary to remedy such a violation of default, as rescinded.

        IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized officers this _____ day of ________, 1985.

                                        PORT OF KALAMA
                                        a municipal corporation


                                        By __________________________________
                                                President


                                        By __________________________________
                                                Secretary


                                        NORTH PACIFIC GRAIN GROWERS, INC.,
                                        an Oregon corporation


                                        By /s/ Garry A. Pistoria
                                               President


                                        By /s/ Harvey S. Kaner
                                               Secretary



STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF COWLITZ       )

        On this _____ day of __________, 1985, before me personally appeared CALVIN L. COX and MILFORD S. WESTIN, to me known to be the President and Secretary, respectively, of the Port Commision of the Port of Kalama, a municipal corporation and the corporation that executed the within and foregoing instrument, and ackowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein lmentioned, and on oath stated that they were authorized to execute said instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand on the date first hereinabove written.


                                    ______________________________________
                                    NOTARY PUBLIC in and for the State
                                    of Washington, Residing at
                                    ______________________.


STATE OF MINNESOTA      )
                        ) ss.
COUNTY OF RAMSEY        )

        On this 28th day of May, 1985, before me personally appeared Garry A. Pistoria and Harvey S. Kaner, to me known to be the President and Secretary, respectively, of NORTH PACIFIC GRAIN GROWERS, INC., an Oregon corporation and the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein lmentioned, and on oath stated that they were authorized to execute said instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand on the date first hereinabove written.


                                        /s/ Nanci L. Lilja
                                        NOTARY PUBLIC in and for the State of
                                        Minnesota, Residing at Dakota County
                                        My commission expires June 25, 1991

   [STAMP:  NANCI L. LILJA
  NOTARY PUBLIC - MINNESOTA
       DAKOTA COUNTY
MY COMM. EXPIRES JUNE 25, 1991]



                            THIRD AMENDMENT TO LEASE

        THIS AGREEMENT is made and entered into this 8th day of July, 1986, by and between the PORT OF KALAMA, a municipal corporation organized under the laws of the State of Washington ("Port"), and NORTH PACIFIC GRAIN GROWERS, INC., an Oregon corporation ("NPGG").


                                  I. Recitals

        A. The parties hereto entered into a lease dated November 22, 1960, recorded under Auditor's File No. 526606, ("Lease") for a term of 30 years from February 6, 1963, plus options. Said Lease was modified by an agreement dated August 15, 1979 and an agreement dated August 28, 1985.

        B. Because of adverse economic conditions NPGG ceased its normal operations in March, 1985.

        C. It is in the best interest of the Port to have the facility in full operation since it generates dockage revenue for the Port and creates significant employment for individuals within the Port district.

        D. The Port and NPGG have been working together and with other parties involved in the operation of the facility for a number of months in order to resolve differences between the parties and to produce agreements which would make operation of the facility economically viable.


                                 II. Agreement

        NOW, THEREFORE, in consideration of the terms and conditions set forth below, the parties agree as follows:

        A. Each of the twelve months starting July 1, 1986 and ending June 30, 1987 will be identified as a "quota-month." NPGG will load a minimum of two ships during each of nine quota-months. NPGG will load a minimum of one ship during each of three quota-months. NPGG shall notify the Port, in writing, by the last day of the month immediately following each quota-month whether NPGG elects it to be a "one ship" or a "two ship" quota-month.

        B. During the period from July 1, 1986 until June 30, 1987, for each quota-month that the quotas set forth above are met, the Port will pay NPGG $11,250. For purposes of determining whether the quotas are met, NPGG may count ships loaded in the month immediately preceding and/or the month immediately following each quota-month. A single ship call shall not be counted to fill the quota for more than one quota-month. The Port will make payment to NPGG on or before the 15th of the month immediately following the notification as required in paragraph A above.

        C. Sub-paragraph 13(a), Page 15, of the original lease agreement dated November 22, 1960, shall be stricken and shall be replaced by the following paragraph:

        13(a) For a period of five (5) years commencing on February 6, 1993 and ending on February 5, 1998. During each year of the option the annual rental shall be as follows:

        February 6, 1993-February 5, 1994             As set forth in Paragraph
                                                      3, page 2, of that
                                                      Agreement between the
                                                      parties dated
                                                      August 15, 1979.

        February 6, 1994-February 5, 1995             $100.00
        February 6, 1995-February 5, 1996             $100.00
        February 6, 1996-February 5, 1997             $100.00
        February 6, 1997-February 5, 1998             $100.00

                This option is given in consideration of the Company having spent substantial sums in site location and preparation work and in consideration of the Company having made and provided for the deposit of $380,000 for security for the payment of said revenue bonds.

        E. Other terms and conditions. Except as modified herein, the original lease dated November 22, 1960, as amended by the Agreement dated August 15, 1979 and the Agreement dated August 28, 1985, shall remain in full force and effect.

        F. Preservation of lease. In the event that any provision of this Third Amendment to Lease is in violation of the laws of the State of Washington or is deemed to constitute an act of default of the terms of the revenue bonds referred to in the Lease, and the Port or NPGG is unable or unwilling to take such action as necessary to remedy such a violation or default, the Port or NPGG may, after 30 days' written notice during which such action is not taken, declare this Third Amendment to Lease or such portion of this Third Amendment to Lease as is necessary to remedy such a violation of default, as rescinded.

        IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized officers this 8th day of July, 1986.

                                PORT OF KALAMA,
                                a municipal corporation



                                By /s/ James Lucas
                                   President


                                By /s/ Calvin L. Cox
                                   Secretary


                                NORTH PACIFIC GRAIN GROWERS, INC.,
                                an Oregon corporation



                                By /s/ T. F. Baker
                                   Treasurer


                                By /s/ Harvey S. Kaner
                                   Secretary

STATE OF WASHINGTON     )
                        )  ss
COUNTY OF COWLITZ       )

        On this 9th day of July, 1986, before me personally appeared JAMES LUCAS and CALVIN L. COX, to me known to be the President and Secretary, respectively, of the Port Commission of the Port of Kalama, a municipal corporation and the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand on the date first hereinabove written.


                                        /s/ Linda M. Durgeloh
                                        NOTARY PUBLIC in and for the State
                                        of Washington, residing at Kalama


STATE OF MINNESOTA      )
                        )  ss
COUNTY OF RAMSEY        )


        On this 8th day of July, 1986, before me personally appeared T. F. Baker and Harvey S. Kaner to me known to be the Treasurer and Secretary, respectively, of NORTH PACIFIC GRAIN GROWERS, INC., an Oregon corporation and the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand on the date first hereinabove written.


                                        /s/ William L. Devitt
                                        NOTARY PUBLIC in and for the State
                                        of Minnesota, residing at

                                        STAMP:  WILLIAM L. DEVITT
                                        NOTARY PUBLIC - MINNESOTA
                                        HENNEPIN COUNTY
                                        MY COMMISSION EXPIRES NOV. 5, 1990




                            FOURTH AMENDMENT TO LEASE



                                     BETWEEN

                               THE PORT OF KALAMA,

               A MUNICIPAL CORPORATION OF THE STATE OF WASHINGTON

                                       AND

                          HARVEST STATES COOPERATIVES,

                             A MINNESOTA ASSOCIATION



                        EFFECTIVE DATE: FEBRUARY 1, 1988

                         AGREEMENT DATED: April 12, 1988



                                TABLE OF CONTENTS


I.      Recitals                                             1

II.     Agreement

        A.      Term of Agreement                            2

        B.      Quota-Months                                 2

                1.      Quota-Periods                        2

                2.      Quota-Month Defined                  2

                3.      Ship Loading Defined                 3

        C.      Payments                                     3

                1.      Monthly Amount To Be Paid            3

                2.      Payments for Short-Quota Months      4

                3.      Ship Counting Procedure              4

        D.      Identification of Accounts                   4

                1.      Operations Expense Account           4

                2.      General Maintenance Account          5

                3.      Capital Investment Account           6

        E.      Other Terms and Conditions                   6

        F.      Preservation of Lease                        6



                            FOURTH AMENDMENT TO LEASE

        THIS AGREEMENT is made and entered into as of the 1st day of February, 1988, by and between the PORT OF KALAMA, a municipal corporation organized under the laws of the State of Washington ("Port"), and HARVEST STATES COOPERATIVES, a Minnesota cooperative association ("HSC"), (formerly NORTH PACIFIC GRAIN GROWERS, INC.) organized under the laws of the State of Minnesota.

                                   I. Recitals

        A. The parties hereto entered into a lease dated November 22, 1960, recorded under Auditor's File No. 526606, ("Lease") for a term of 30 years from February 6, 1963, plus options. Said Lease was modified by agreements dated August 15, 1979, August 28, 1985 and July 8, 1986.

        B. Because of adverse economic conditions HSC ceased its normal operations in July, 1987.

        C. It is in the best interest of the Port to have the facility in full operation since it generates dockage revenue for the Port and creates significant employment for individuals within the Port district.

        D. The Port and HSC have been working together and with other parties involved in the operation of the facility for a number of months in order to resolve differences between the parties and to produce agreements which would make operation of the facility economically viable.


                                  II. Agreement

        NOW, THEREFORE, in consideration of the terms and conditions set forth below, the parties agree as follows:

        A. TERM OF AGREEMENT. This agreement shall be in effect commencing on the first day of February, 1988, and shall terminate on the 31st day of January, 1991.

        B. QUOTA-MONTHS.

                1. Quota Periods. The agreement shall be divided into three twelve-month Quota Periods as follows:

                        a. Quota-Period ONE (QP-1) from February 1, 1988, and
                ending on January 31, 1989.

                        b. Quota-Period TWO (QP-2) from February 1, 1989, and
                ending on January 31, 1990.

                        c. Quota-Period THREE (QP-3) from February 1, 1990, and
                ending on January 31, 1991.

                2. Quota-Month Defined. Within each Quota-Period, each month shall be identified as a "quota-month." HSC will load a minimum of three ships during each of nine quota-months within each Quota-Period. Said months shall be identified as "three ship" quota-months. HSC will load a minimum of five ships during the remaining three quota-months combined within each Quota-Period. Said months will be identified as "short" quota-months. HSC shall notify the Port, in writing, by the last day of the month immediately following each quota-month whether HSC elects it to be a short quota-month or a three ship quota-month. Should HSC fail to make the election and notification as required, said month shall be deemed to be a three-ship quota-month.

                3. Ship Loading Defined. For purposes of this agreement, in order to be counted, a ship must be a motorized seagoing vessel which has received a minimum of 5,000 tons of grain elevated through the Kalama HSC facility for purposes of conveying the grain to export destinations.

        C. PAYMENTS.

                1. Monthly Amount To Be Paid. During each month of this agreement, except as set forth below in Paragraph 2, $19,400 shall be paid to the three accounts identified below in Paragraph D. For each quota-month that the quotas set forth above are met, the Port will pay $19,400 to said accounts. For each quota-month that the quotas are not met, HSC will pay $19,400 to said accounts. The parties will make payments to the account as required herein on or before the 15th of the month following the notification as required above in Paragraph B.

                2. Payments for Short Quota-Months. The short quota-months require a cumulative total of five ships during all of said short quota-months in each Quota-Period in order to earn the payments hereunder. For the first two short quota-months neither party shall make any payments to the accounts upon receipt of the notice from HSC electing a month to be a short quota-month. When the third short quota-month has passed, if HSC has met the quota (five ships total), then the Port shall pay $58,200) ($19,400 per quota-month) to the accounts for the three short quota-months. When the third short quota-month has passed, if HSC has not met the quota (five ships total), then HSC shall pay $58,200 ($19,400 per quota-month) to the accounts for the three short quota-months.

                3. Ship Counting Procedure. For purposes of determining whether the quotas are met, HSC may count ships loaded in the month immediately preceding and/or the month immediately following each quota-month. Notwithstanding the preceding sentence, ships loading in one Quota-Period may not be counted in another Quota-Period. A single ship shall not be counted to fill the quota for more than one quota-month.

        D. IDENTIFICATION OF ACCOUNTS.

                1. Operations Expense Account - This account shall be distributed on a monthly basis. For each month the ship-quota is met, the Port shall pay to HSC $6,466 from the payment of the $19,400 required to be paid in Paragraph C above. For each month the ship-quota is not met, HSC shall pay to the Port $6,466 from the payment of the $19,400 required to be paid in Paragraph C above. The money received by either party shall be deposited in its general operating account to be utilized for operating expenditures.

                2. General Maintenance Account - Each month, from the payment of the $19,400 required to be paid in Paragraph C above, the appropriate party shall pay into this account $6,467. The account shall be used for general maintenance "hard items" such as heat sensitive bearings, buckets for belts and other such expenditures. The Port will establish and maintain an interest bearing account separate from its other accounts and all interest shall accrue to the benefit of the account.

        Such items may be purchased by HSC on Port approval after fifteen (15) days written notice and explanation. If a dispute arises over any voucher approval, it shall be settled as set forth below in Paragraph
        D.3. Upon purchase, HSC shall bill the Port, which billings shall have attached copies of invoices and/or receipts for each purchase. Payments shall be disbursed within thirty (30) days after the close of each calendar quarter.

                3. Capital Investment Account - Each month, from the payment of $19,400 required to be paid in Paragraph C above, the appropriate party shall pay $6,467 into this account. The Port will establish and maintain an interest bearing account separate from its other accounts and all interest shall accrue to the benefit of the account.

        Payments expended from the account shall be by agreement of the parties. It is expected that by the 30th month of this agreement the parties will have decided on the capital expenditure(s) which will utilize the fund. The decision will be made by the Port Manager and the HSC Commodity Export Operations Manager. In the event they are unable to agree on the priority of the project(s), then the President of HSC and the President of the Port Commission (not designees) shall meet and determine the priorities.

        E. OTHER TERMS AND CONDITIONS. Except as modified herein, the Lease dated November 22, 1960, as amended by agreements dated August 15, 1979, August 28, 1985, and July 8, 1986, shall remain in full force and effect.

        F. PRESERVATION OF LEASE. In the event that any provision of this Fourth Amendment to Lease is in violation of the laws of the State of Washington or is deemed by bond counsel to constitute an act of default of the terms of the revenue bonds referred to in the Lease, and the Port or HSC is unable or unwilling to take such action as necessary to remedy such a violation or default, the Port or HSC may, after 30 days' written notice during which such action is not taken, declare this Fourth Amendment to Lease as rescinded.

        IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized officers this 12th day of April, 1988.

                                        PORT OF KALAMA, a municipal corporation


                                        By: /s/ Milford S. Westin
                                            President

                                        By: /s/ James Lucas
                                            Secretary


                                        HARVEST STATES COOPERATIVES, a
                                        cooperative association


                                        By: /s/ Michael H. Bergeland
                                            Its Group Vice President

                                        By: /s/ Dennis D. Wendland
                                            Its Vice President

STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF COWLITZ       )


        On this 22nd day of April, 1988, before me personally appeared MILFORD
S. WESTIN, and JAMES LUCAS to me known to be the President and Secretary, respectively, of the Port Commission of the Port of Kalama, a municipal corporation and the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand on the date first hereinabove written.

                                     /s/ Linda M. Durgeloh
                                     NOTARY PUBLIC for the State of
                                     Washington, residing at Kalama

STATE OF MINNESOTA      )
                        ) ss.
COUNTY OF RAMSEY        )


        On this 12th day of April, 1988, before me personally appeared MICHAEL
H. BERGELAND and DENNIS D. WEDLAND to me known to be the Group Vice President and Vice President respectively, of HARVEST STATES COOPERATIVES, a cooperative association and the association that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand on the date first hereinabove written.

                                     /s/ Nanci L. Lilja
                                     NOTARY PUBLIC for the State of
                                     Minnesota, residing at Eagan, Minnesota

   [STAMP:  NANCI L. LILJA
  NOTARY PUBLIC - MINNESOTA
        DAKOTA COUNTY
MY COMM. EXPIRES JUNE 25, 1991]



                            FIFTH AMENDMENT TO LEASE


        THIS AGREEMENT is made and entered into as of the 9th day of November, 1988, by and between the PORT OF KALAMA, a municipal corporation organized under the laws of the State of Washington ("Port"), and HARVEST STATES COOPERATIVES, a Minnesota cooperative association ("HSC"), (formerly NORTH PACIFIC GRAIN GROWERS, INC.) organized under the laws of the State of Minnesota.


                                  I. Recitals

        A. The parties hereto entered into a lease dated November 22, 1960, recorded under Auditor's File No. 526606, ("Lease") for a term of thirty (30) years from February 6, 1963, plus options. Said Lease was modified by agreements dated August 15, 1979, August 28, 1985, July 8, 1986, and April 12, 1988.

        B. AT&T Communications of the Pacific Northwest ("AT&T") has requested a long term lease over certain property which is presently covered by the Lease between the Port and HSC.

        C. The parties wish to adjust the northern boundary line of the lease agreement in order to facilitate the long term Lease between the Port and AT&T.


                                 II. Agreement

        NOW, THEREFORE, in consideration of the terms and conditions set forth below, the parties agree as follows:

        A. EFFECTIVE DATE. This agreement shall take effect upon the date first written above.

        B. ADJUSTMENT OF BOUNDARY LINE. The Property which is the subject of the Lease between the parties is hereby amended. Henceforth the property leased is described as follows, to-wit:

        REAL PROPERTY:

        A parcel of land in Government Lots 4 and 5 and in Jacob Ahles DLC No. 44 in Section 20, Township 6 North, Range 1 West, Willamette Meridian, Cowlitz County, Washington described as follows:

        Commencing at the Southeast corner of said Section 20;

        THENCE North 87 degrees 46'44" West along the South line of Section 20 a distance of 599.0 feet to a point on the centerline of the right of way of the Burlington Northern Railroad;

        THENCE North 25 degrees 28'47" West along the centerline of said right of way a distance of 396.31 feet to a point on the Easterly extension of the North line of Toteff Road;

        THENCE South 84 degrees 28'00" West on said North line and its Easterly extension a distance of 207.02 feet to the true point of beginning;

        THENCE North 59 degrees 21'02" West a distance of 125.34 feet;

        THENCE North 5 degrees 32'00" West a distance of 13.15 feet;

        THENCE South 84 degrees 28'00" West a distance of 17.98 feet;

        THENCE North 59 degrees 21'02" West a distance of 132.79 feet;

        THENCE along the arc of a curve to the right whose radius bears North 30 degrees 38'58" East a distance of 558.00 feet and having a central angle of 32 degrees 42'17" for an arc distance of 318.51 feet;

        THENCE North 28 degrees 44'32" West a distance of 1,927.86 feet to a point on the South line of the property conveyed by deed to the Port of Kalama and recorded under Auditor's File No. 850805007;

        THENCE North 88 degrees 46'22" West along said South line a distance of
        245.10 feet;

        THENCE South 01 degree 13'38" East 120.00 feet;

        THENCE along the arc of a curve to the left whose radius point bears South 88 degrees 46'22" East a distance of 445.81 feet and having a central angle of 18 degrees 20'40" for an arc distance of 142.73 feet;

        THENCE South 63 degrees 44'59" West 200.26 feet more or less to the top of bank of the Columbia River;

        THENCE Southeasterly along said top of bank to a point on the North line of Toteff Road that bears South 84 degrees 28'00" West a distance of
        822.68 feet from the true point of beginning;

        THENCE North 84 degrees 28'00" East a distance of 822.68 feet along the North line of Toteff Road to the true point of beginning. Containing
        39.55 acres.

        EASEMENT:

        Together with an easement for ingress and egress described as follows:

        Commencing at the Southeast corner of said Section 20;

        THENCE North 87 degrees 46'44" West along the South line of Section 20 a distance of 599.0 feet to a point on the center line of the right of way of the Burlington Northern Railroad;

        THENCE North 25 degrees 28'47" West along the center line of said right of way a distance of 396.31 feet to a point on the Easterly extension of the North line of Toteff Road;

        THENCE South 84 degrees 28'00" West on said North line and its Easterly extension a distance of 207.02 feet;

        THENCE North 59 degrees 21'02" West a distance of 125.34 feet;

        THENCE North 5 degrees 32'00" West a distance of 13.15 feet;

        THENCE South 84 degrees 28'00" West a distance of 17.98 feet;

        THENCE North 59 degrees 21'02" West a distance of 132.79 feet;

        THENCE along the arc of a curve to the right whose radius point bears North 30 degrees 38'58" East a distance of 558.00 feet and having a central angle of 32 degrees 42'17" for an arc distance of 318.51 feet;

        THENCE North 28 degrees 44'32" West a distance of 1,927.86 feet to a point on the South line of the property conveyed by deed to the Port of Kalama and recorded under Auditor's File No. 850805007;

        THENCE North 88 degrees 46'22" West along said South line a distance of
        245.10 feet to the true point of beginning;

        THENCE South 01 degree 13'38" West 120.00 feet;

        THENCE along the arc of a curve to the left whose radius point bears South 88 degrees 46'22" East a distance of 445.81 feet and having a central angle of 18 degrees 20'40" for an arc distance of 142.73 feet;

        THENCE South 63 degrees 44'59" West 20.25 feet;

        THENCE along the arc of a curve to the right whose radius point bears North 72 degrees 29'15" East a distance of 465.81 feet and having a central angle of 18 degrees 44'23" for an arc distance of 152.35 feet;

        THENCE North 01 degree 13'38" East 120.00 feet;

        THENCE North 01 degree 12'00" West 612.50 feet;

        THENCE North 20 degrees 23'00" West 186.52 feet to the Southwesterly line of Hendrickson Drive;

        THENCE South 37 degrees 24'37" East along said Southwesterly line 68.30 feet;

        THENCE leaving said Southwesterly line South 20 degrees 23'00" East
        124.54 feet;

        THENCE South 01 degree 12'00" East 616.78 feet to the true point of beginning

        C. MAP OF PROPERTY. Attached hereto as Exhibit A and by this reference incorporated herein is a map prepared by Barbieri and Associates, dated the 21st day of October, 1988, which depicts the lease property as defined herein. Said map is recorded in Cowlitz County in Book 9 of Surveys, at page 50, Auditor's File #881110033.

        D. PAYMENT TO HSC. The Port shall pay to HSC four (4) times one-half of the first year's rent identified in the Port of Kalama/AT&T lease. The exact amount of the first years rent has not been determined at this time although it is expected to be approximately $2,500 making the payment to HSC estimated to be $5,000. The payment to HSC is due within thirty (30) days of the execution of the agreement between the Port and AT&T.

        E. OTHER TERMS AND CONDITIONS. Except as modified herein, the Lease dated November 22, 1960, as amended by agreements dated August, 15, 1979, August 28, 1985, July 8, 1986, and April 12, 1988, shall remain in full force and effect.

        F. PRESERVATION OF LEASE. In the event that any provision of this Fifth Amendment to Lease is in violation of the laws of the State of Washington or is deemed by bond counsel to constitute an act of default of the terms of the revenue bonds referred to in the Lease, and the Port or HSC is unable or unwilling to take such action as necessary to remedy such a violation or default, the Port or HSC may, after thirty (30) days' written notice during which such action is not taken, declare this Fifth Amendment to Lease as rescinded.

        IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized officers this 9th day of November, 1988.

                                       PORT OF KALAMA, a municipal corporation


                                       By /s/ Milford S. Westin
                                          Milford S. Westin,
                                          President


                                       By /s/ James Lucas
                                          James Lucas, Secretary


                                       HARVEST STATES COOPERATIVES, a
                                       cooperative association


                                       By /s/ Michael H. Bergeland
                                          Michael H. Bergeland,
                                          Group Vice President


                                       By /s/ Dennis D. Wendland
                                          Dennis D. Wendland, Vice
                                          President

STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF COWLITZ       )


        On this 9th day of November, 1988, before me personally appeared MILFORD
S. WESTIN and JAMES LUCAS to me known to be the President and Secretary, respectively, of the Port Commission of the Port of Kalama, a municipal corporation and the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand on the date first hereinabove written.

                                        /s/ Linda M. Durgeloh
                                        NOTARY PUBLIC for the State of
                                        Washington, residing at Kalama
                                        My Commission Expires: 1-26-90

STATE OF MINNESOTA      )
                        ) ss.
COUNTY OF RAMSEY        )


        On this 4th day of November, 1988, before me personally appeared MICHAEL
H. BERGELAND and DENNIS D. WENDLAND to me known to be the Group Vice President and Vice President respectively, of HARVEST STATES COOPERATIVES, a cooperative association and the association that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand on the date first hereinabove written.

                                        /s/ Esther I. Longseth
                                        NOTARY PUBLIC for the State of
                                        Washington, residing at Stillwater, MN
                                        My Commission Expires: 6/30/91

STAMP:  ESTHER I. LONGSETH
NOTARY PUBLIC - MINNESOTA
WASHINGTON COUNTY
MY COMM. EXPIRES JUNE 30, 1991


                   [attached graphic: Port of Kalama drawing]